Exhibit 10(b)(i)

KAMAN CORPORATION
EMPLOYEES STOCK PURCHASE PLAN

As Amended through October 13, 2009

Section 1. Purpose; Authorized Shares.  The Kaman Corporation Employees Stock Purchase Plan (the "Plan") was adopted by the Board of Directors (the "Board") of Kaman Corporation (the "Corporation") on February 28, 1989 for the purpose of providing employees of the Corporation and its subsidiaries an opportunity to purchase Kaman Corporation common stock (the "Stock") through payroll deductions during consecutive offerings commencing July 1, 1989.  An aggregate of 797,904 shares of Stock (the “Authorized Shares”) may be purchased by participating employees on or after October 13, 2009 (the “Amendment Date”) pursuant to rights granted to participating employees pursuant to the Plan.  The Authorized Shares consist of (i) 500,000 shares of Stock newly authorized by the Board, subject to further shareholder approval, as of the Amendment Date, plus (ii) 297,904 shares of Stock that were authorized for purchase pursuant to the Plan immediately prior to the Amendment Date but had not been purchased prior to the Amendment Date.  The Authorized Shares may consist of treasury shares, authorized but unissued shares or shares purchased in the stock market.  The Authorized Shares are in addition to all shares purchased for participating employees pursuant to the Plan prior to the Amendment Date.

Section 2. Offering Periods.  Each offering shall be made over a period of one or more whole or partial Plan Years as determined by the Committee (as defined in paragraph 3), provided that in no event shall an offering period be greater than five (5) Plan Years.

Section 3. Administration.  The Plan will be administered by a committee (the "Committee") appointed by the Board, consisting of at least three of its members.  Members of the Committee shall not be eligible to participate in the Plan.  The Committee will have authority to make rules and regulations for the administration of the Plan, and its interpretations and decisions with respect to the Plan shall be final and conclusive.  Absent some other provision by the Board, the power and responsibilities of the Committee shall be vested in and assumed by the Personnel and Compensation Committee of the Board.

Section 4. Eligibility.  All full-time regular employees of the Corporation and its subsidiaries, with at least three (3) months of service as of the effective date of each offering hereunder, will be eligible to participate in the Plan, subject to such rules as may be prescribed from time to time by the Committee.  Such rules, however, shall neither permit nor deny participation in the Plan contrary to the requirements of the Internal Revenue Code of 1986, as amended (the "Code"), including, but not limited to, Section 423 thereof, and regulations promulgated thereunder.  To the extent consistent with Code Section 423, and regulations promulgated thereunder, the Committee may permit persons who are not full-time regular employees of the Corporation or one of its subsidiaries at the commencement of an offering period, or who have not satisfied the aforementioned three (3) month service requirement at the commencement of an offering period, to participate in such offering beginning on the date or at a specified date after such person has been a full-time, regular employee of the Corporation or one of its subsidiaries for at least three (3) months.  No employee may be granted a right under the Plan if such employee, immediately after the right is granted, would own five percent (5%) or more of the total combined voting power or value of the stock of the Corporation or any subsidiary.  For purposes of the preceding sentence, the rules of Section 424(d) of the Code shall apply in determining stock ownership of an employee, and stock which the employee may purchase under outstanding rights shall be treated as stock owned by the employee.

Section 5. Participation.  An eligible employee may begin participation in an offering at any time by completing and forwarding a Plan "Enrollment Form" to the employee's appropriate payroll location, or by completing its electronic equivalent.  By enrolling in the Plan, the employee will authorize a regular payroll deduction from the employee's compensation, and the employee must specify the date on which such deduction is to commence.  The employee’s authorization as set forth in the Enrollment Form, or its electronic equivalent, may not be retroactive.  Electronic enrollment, any amendments thereto, assignments to joint tenants or other Stock co-owners, and all electronic authorizations are binding on the employee and any such co-owner(s) of Stock received pursuant to the Plan.  A participating employee may not modify the rights of a duly designated joint tenant or other such co-owner in a manner adverse to the interests of such joint tenant or other such co-owner without such person’s prior written consent.

Section 6. Deductions.  Payroll deduction transactions will be performed for all participating employees.  An employee may authorize a payroll deduction provided that such deduction is (i) not less than One Dollar ($1.00) per payroll period, and (ii) not more than ten (10%) percent of the employee’s annual base salary (plus prior year commissions, if applicable) during any calendar year.

Section 7. Deduction Changes.  An employee may at any time increase or decrease the employee's payroll deduction by filing a Plan "Change Form", or its electronic equivalent.  The change may not become effective sooner than the next pay period after receipt of the Change Form.  A payroll deduction may be increased only twice and may be reduced only twice during any Plan Year of an offering period, unless any such additional change is required to permit the purchase of the whole number of shares for which rights have been granted to the employee under the provisions of paragraph 10.

Section 8. Interest.  Since the amount of time that the Corporation will be holding funds withheld from employees' compensation is minimal, no interest will be credited to employees.

Section 9. Withdrawal of Funds.  An employee may at any time and for any reason permanently withdraw from participation in an offering.  Following a withdrawal, the employee will receive the whole shares of Stock that were purchased, and shall also receive in cash the value of any fractional share (rounded to four decimal places) allocated to such employee as determined on the basis of the market value of such fractional share of Stock as of a date no later than the date of the next purchase of shares pursuant to the Plan.  The employee may thereafter begin participation again only once during each Plan Year of an offering period.  Partial withdrawals will not be permitted.

Section 10. Purchase of Shares.  Subject to the payroll deduction limitation set forth in paragraph 6 and the limitation below, each employee participating in an offering under this Plan will be granted a right to purchase shares of the Corporation's common stock which have an aggregate purchase price (determined under paragraph 11) equal to the sum of (a) up to ten percent (10%) of his or her annual base salary (plus prior year commissions, if applicable) during calendar year of each offering period in which he or she participates, plus (b) any cash dividends reinvested in accordance with paragraph 12.  In no event may an employee be granted a right which permits such employee's rights to purchase stock under this Plan, and any other stock purchase plan of the Corporation and its subsidiaries, to accrue at a rate which exceeds $25,000 of fair market value of stock (as determined at the date the grant of such right is authorized) for each calendar year in which the right is outstanding at any time.  No right may be exercised in any manner other than by payroll deduction as specified in paragraph 6 or dividend reinvestment as specified in paragraph 12.

Section 11. Purchase Price and Payment.  The purchase price to participating employees for each share of common stock purchased under the Plan will be 85% of its market value at the time of purchase.  Purchases of shares pursuant to the Plan shall be made on the fifteenth (15th) day of each month.  If the stock market is not open on the 15th of the month, the purchase will be done on the closest day immediately preceding the 15th that the stock market is open.  The number of whole and fractional shares allocated to each employee as of each date of purchase shall be based upon the employee’s accumulated payroll deductions for the purchase of shares as of the close of the immediately preceding month.  A participating employee's accumulated payroll deduction balance shall be charged with the purchase price of each whole and fractional share allocated to the employee as of the date of purchase and the employee shall be deemed to have exercised a right to acquire such whole and fractional share as of such date.  Additional shares covered by the participating employee's rights under the Plan will be purchased in the same manner, provided the employee has again accumulated payroll deductions.

Section 12. Dividends.  Any cash dividends paid with respect to the shares held under the Plan shall be paid in cash to the participating employees for whom shares are so held on the basis of the number of whole and fractional shares so held or, if a participating employee so elects, such dividends shall be combined with payroll deductions, added to the funds held under the Plan, and applied to the purchase of additional shares of stock purchased pursuant to the Plan.  A participating employee choosing to have dividends reinvested under this paragraph may terminate such election during an offering period by filing a written form, or its electronic equivalent, at the appropriate payroll location, but may thereafter resume his or her election to reinvest such cash dividends only once during each Plan Year of an offering period.  An election to either stop or resume dividend reinvestment will be effective with respect to the dividend payment next following receipt of the form; provided that if the form, or its electronic equivalent, is filed within thirty (30) days before a dividend record date declared by the Board, then such election will not be effective with respect to that particular dividend declaration.

Section 13. Stock Issuances.  Shares of the Corporation’s common stock will only be issued to participating employees after their request or after the participating employee's withdrawal from the Plan for any reason.  All shares of the Corporation’s common stock issued pursuant to the Plan shall be issued in uncertificated form subject to the right of any participating employee to request that his or her shares be issued in certificated form, and will be issued as soon as administratively practical.

Section 14. Registration of Shares.  Shares of the Corporation’s common stock may be registered only in the name of the employee, or if the employee so indicates on the Enrollment Form or Change Form, or their respective electronic equivalents, in the employee's name jointly with a member of the employee's family (provided that such family member has reached the age of majority), with right of survivorship.  An employee who is a resident of a jurisdiction which does not recognize such a joint tenancy may have shares registered in the employee's name as tenant in common with a member of the employee's family (provided such family member has reached the age of majority), without right of survivorship.

Section 15. Definitions.  The following terms when used herein shall have the meanings set forth below:

(a) The phrase "market value" or "fair market value," when used in reference to a purchase of shares of Stock, means the closing price of the Corporation's common stock in the Over-the-Counter NASDAQ Global Market, as reported in the Hartford, Connecticut local issue of The Wall Street Journal, on the business day immediately preceding the day of purchase or the effective date of the offering as the context requires.  The phrase "market value" or "fair market value," when used in reference to a sale of shares of Stock, means the market price at which the Transfer Agent sells the respective shares of Stock.

(b) The term "subsidiary" means a subsidiary of the Corporation within the meaning of Section 424(f) of the Internal Revenue Code and the regulations thereunder, provided, however, that each consecutive offering under this Plan shall not be deemed to cover the employees of any subsidiary acquired or established after the effective date of such offering, unless so authorized by the Committee.

(c) A "Plan Year" means the calendar year.

Section 16. Rights as a Shareholder.  None of the rights or privileges of a shareholder of the Corporation shall exist with respect to (a) rights granted to a participating employee under the Plan or, (b) except as provided in paragraph 12, any fractional shares credited to the participating employee.

Section 17. Rights on Retirement, Death or Termination of Employment.  In the event of a participating employee's retirement, death or termination of employment, no payroll deduction shall be taken from any pay due and owing to an employee at such time, and either (i) the balance of the employee’s shares purchased under the Plan (including the cash value of any fractional shares calculated in the manner described in paragraph 9) shall be delivered to the employee or, in the event of the employee's death, to the employee's beneficiary, or (ii) the employee or such beneficiary may elect to receive the cash value of such shares by directing the Corporation to cause the shares to be sold and the proceeds received in such sale to be paid to the employee or such beneficiary, minus any applicable fees; provided, however, that in the event shares credited to a deceased employee would have been issued to the employee and a joint tenant with right of survivorship as permitted in paragraph 14 if such shares were issued immediately prior to such employee's death, then such shares shall be issued to such joint tenant if he or she is living at the time such shares are issued.

A participating employee may designate a beneficiary by completing and forwarding a beneficiary designation form to the employee’s appropriate payroll location, or completing its electronic equivalent.  Except where a participating employee has designated that shares allocated to such employee are to be registered in the name of the employee and a family member as joint tenants with rights of survivorship, and such family member survives the employee upon the employee’s death, the Corporation shall transfer to the beneficiary all shares then allocated to the employee under the Plan.  In the case of shares to be registered in the name of the employee and a tenant in common, the beneficiary shall only receive the employee’s interest in such shares.  The Corporation shall also transfer to the beneficiary the employee’s remaining accumulated payroll deductions at the time of the employee’s death.

If the employee has no beneficiary designated, or if the beneficiary predeceased the employee, the employee’s estate shall be deemed to be the employee’s beneficiary.

Section 18. Rights Not Transferable.  Rights under this Plan are not transferable by a participating employee and are exercisable during an employee's lifetime only by the employee.

Section 19. Application of Funds.  All funds received or held by the Corporation under this Plan may be used for any corporate purpose.

Section 20. Adjustment in Cases of Changes Affecting Common Stock.  In the event of any merger, consolidation, reorganization, recapitalization, stock dividend, combination, issuance of rights, split-up or spin-off of the Corporation, or the like, the number of shares approved for this Plan shall be increased appropriately and such other adjustments to the terms of this Plan shall be made as may be deemed equitable by the Board.  In the event of any other change affecting such stock, such adjustments shall be made as may be deemed equitable by the Board to give proper effect to such event.

Section 21. Amendment of the Plan.  The Board may at any time, or from time to time, amend this Plan in any respect, except that, without the approval of a majority of the voting power of all shares of the Corporation then issued and outstanding and entitled to vote on the matter by applicable law, or such further shareholder approval as may be needed to comply with the requirements of Section 423 of the Code, no amendment shall be made (i) increasing the number of shares approved for this Plan (other than as provided in paragraph 21); (ii) decreasing the purchase price per share; (iii) withdrawing the administration of this Plan from the Committee; or (iv) changing the designation of subsidiaries eligible to participate in the Plan, except adding a subsidiary as provided in paragraph 15(b).

Section 22. Termination of Plan.  This Plan and all rights of employees under an offering hereunder shall terminate:

(a) on the date that participating employees' accumulated payroll deductions pursuant to paragraph 6 and amounts reinvested pursuant to paragraph 12 are sufficient to purchase a number of shares equal to or greater than the number of shares remaining available for purchase.  If the number of shares so purchasable is greater than the shares remaining available, the available shares shall be allocated by the Committee among such participating employees in such manner as it deems equitable, or

(b) at any time at the discretion of the Board.

Upon termination of the Plan all accumulated payroll deductions of participating employees not applied to the purchase of shares hereunder shall be promptly refunded.

Section 23. Government Regulations.  The Corporation's obligation to sell and deliver shares of its common stock under this Plan is subject to the approval of any governmental authority required in connection with the authorization, issuance or sale of such stock.

Section 24. Shares Used to Fund Plan.  The Corporation may utilize unissued shares to fund the Plan.  Purchases of outstanding shares may also be made pursuant to and on behalf of the Plan, upon such terms as the Corporation may approve, for delivery under the Plan.

Section 25. Qualified Plan.  This Plan is intended to qualify as an Employee Stock Purchase Plan as defined in Section 423 of the Code.  The term "right" as used herein shall mean "option" as used in Section 423, and is used herein only to avoid confusion with "options" granted under the Kaman Corporation 2003 Stock Incentive Plan.

Section 26. Successor Corporation.  The rights and obligations of the Corporation under this Plan shall inure to and be binding upon any successor to all or substantially all of the Corporation's assets and business.

Section 27. Business Days.  If any event provided for in this Plan is scheduled to take place on a day which is not a business day then such event shall take place on the immediately preceding business day.